Exhibit 99.1

Care.com Announces First Quarter 2018 Financial Results

Reports $2.7M Net Income
Adjusted EBITDA Year-over-Year Growth Exceeds 100%

Waltham, MA - May 8, 2018 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the first quarter ended March 31, 2018.
“We had a strong first quarter of 2018, with both revenue and EBITDA exceeding our expectations - and generated an incremental $5 million in cash,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com. “As we look ahead in 2018, we will continue to focus on initiatives that we expect will drive long-term profitable growth, with the goal of accelerating our top line in 2019 and beyond.”

Financial Results

•	Revenue for the first quarter of 2018 was $47.3 million, an increase of 9% from $43.4 million in the first quarter of 2017.

◦	Revenue attributable to the US Consumer offering totaled $37.1 million in the first quarter of 2018, an increase of 5% from $35.2 million in the first quarter of 2017.

◦
Revenue attributable to the Care@Work and other B2B Offerings, as well as our services in our international markets, totaled $10.2 million in the first quarter of 2018, an increase of 24% from $8.2 million in the first quarter of 2017.

•	Net income was $2.7 million in the first quarter of 2018, compared to $0.8 million in the first quarter of 2017, an improvement of $1.9 million.

•	Adjusted EBITDA was $6.7 million in the first quarter of 2018, compared to $3.1 million in the first quarter of 2017, an improvement of $3.6 million.

•
GAAP EPS (Diluted) was $0.05 in the first quarter of 2018, compared to $0.01 in the first quarter of 2017. Q1 GAAP EPS (Diluted) was based on 33.3 million weighted average diluted shares outstanding versus 31.3 million in the first quarter of 2017.

•
Non-GAAP EPS (Diluted) was $0.19 in the first quarter of 2018, compared to $0.07 in the first quarter of 2017. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $107.0 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 18% to 28.4 million at the end of Q1 FY’18, compared to 24.0 million in the same period of 2017.

•
Total families grew to 16.2 million at the end of Q1 FY’18, an increase of 19% over the same period of 2017, and total caregivers grew to 12.2 million at the end of Q1 FY’18, an increase of 17% over the same period of 2017.

Financial Expectations

	Q2 2018 Guidance			Full Year 2018 Guidance

Revenue	$45.7	—	$46.0	$191.0	—	$193.0

Adjusted EBITDA	$5.0	—	$5.3	$31.0	—	$32.0

Non-GAAP EPS	~$0.10			$0.65	—	$0.67

Figures in millions except for Non-GAAP EPS
Q2 Non-GAAP EPS based on approximately 38 million weighted average dilutive shares
FY'18 full year Non-GAAP EPS based on 40 million weighted average diluted shares

Future GAAP Net Income (Loss) and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13678436. The telephone replay will be available from 11:00 AM ET May 8 through 11:59 PM ET May 15, 2018. Additional investor information can be accessed at http://investors.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 16.2 million families and 12.2 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.4 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of March 2018
Cautionary Language Concerning Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected results of product investments and initiatives, anticipated revenue growth, and the Company’s financial guidance for the second quarter of 2018 and full year 2018.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members and extending the length of time that paying members continue to pay for our services, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends and issuance costs, as well as: federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$91,887	$86,728
Short-term investments	15,099	15,000
Accounts receivable (net of allowance of $102 and $102, respectively) (1)	6,284	5,171
Unbilled accounts receivable (2)	5,524	5,454
Prepaid expenses and other current assets	7,423	4,883
Total current assets	126,217	117,236
Property and equipment, net	3,574	3,651
Intangible assets, net	2,164	1,142
Goodwill	65,643	60,281
Other non-current assets	2,434	2,066
Total assets	$200,032	$184,376

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$2,428	$1,873
Accrued expenses and other current liabilities (4)	18,484	17,086
Deferred revenue (5)	23,201	18,626
Total current liabilities	44,113	37,585
Non-current contingent acquisition consideration	894	—
Deferred tax liability	1,330	1,292
Other non-current liabilities	5,980	5,779
Total liabilities	52,317	44,656

Series A Redeemable Convertible Preferred Stock. $0.001 par value; 46 shares designated; 46 shares issued and outstanding at March 31, 2018 and December 30, 2017; at aggregate liquidation and redemption value at March 31, 2018 and December 30, 2017, respectively	50,939	50,259
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at March 31, 2018 and December 30, 2017, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 30,833 and 30,390 shares issued and outstanding at March 31, 2018 and December 30, 2017 respectively	31	30
Additional paid-in capital	270,314	266,030
Accumulated deficit	(174,315)	(177,145)
Accumulated other comprehensive income	746	546
Total stockholders' equity	96,776	89,461
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$200,032	$184,376

(1) Includes accounts receivable due from related party of $440 and $307 at March 31, 2018 and December 30, 2017, respectively
(2) Includes unbilled accounts receivable due from related party of $358 and $222 at March 31, 2018 and December 30, 2017, respectively
(3) Includes accounts payable due to related party of $268 and $128 at March 31, 2018 and December 30, 2017, respectively
(4) Includes accrued expenses and other current liabilities due to related party of $1,005 and $542 at March 31, 2018 and December 30, 2017, respectively
(5) Includes deferred revenue associated with related party of $138 and $2 at March 31, 2018 and December 30, 2017, respectively

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	April 1, 2017

Revenue (1)	$47,325	$43,366
Cost of revenue	9,443	8,766
Operating expenses:
Selling and marketing (2)	16,857	19,197
Research and development	8,288	5,989
General and administrative	10,467	8,255
Depreciation and amortization	418	424
Restructuring charges	462	—
Total operating expenses	36,492	33,865
Operating income	1,390	735
Other income, net	562	301
Income before income taxes	1,952	1,036
(Benefit from) provision for income taxes	(745)	212
Net income	2,697	824
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(680)	(602)
Net income attributable to Series A Redeemable Convertible Preferred Stock	(276)	(30)
Net income attributable to common stockholders	$1,741	$192

Net income per share attributable to common stockholders (Basic)	$0.06	$0.01
Net income per share attributable to common stockholders (Diluted)	$0.05	$0.01

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	30,551	29,149
Diluted	33,344	31,282
(1) Includes related party revenue of $637 and $392 for the three months ended March 31, 2018 and April 1, 2017, respectively.
(2) Includes related party expenses of $3,036 and $3,699 for the three months ended March 31, 2018 and April 1, 2017, respectively.

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities
Net income	$2,697	$824
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,712	1,603
Depreciation and amortization	463	601
Deferred income taxes	(830)	146
Foreign currency remeasurement (gain) loss	(437)	240
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,099)	(2,986)
Unbilled accounts receivable	(67)	679
Prepaid expenses and other current assets	(928)	(921)
Other non-current assets	18	—
Accounts payable	545	(707)
Accrued expenses and other current liabilities	614	1,625
Deferred revenue	4,428	3,462
Other non-current liabilities	327	19
Net cash provided by operating activities	9,443	4,585

Cash flows from investing activities
Purchases of property and equipment and software	(144)	(271)
Payments for acquisitions, net of cash acquired	(5,000)	—
Purchase of short-term investment	(15,099)	(15,000)
Sale of short-term investment	15,000	15,000
Net cash used in investing activities	(5,243)	(271)

Cash flows from financing activities
Proceeds from exercise of common stock options	868	1,330
Net cash provided by financing activities	868	1,330

Effect of exchange rate changes on cash and cash equivalents	91	(421)
Net increase in cash, cash equivalents, and restricted cash	5,159	5,223
Cash, cash equivalents and restricted cash, beginning of the period	86,728	61,094
Cash, cash equivalents and restricted cash, end of the period	$91,887	$66,317

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Net Income
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	April 1, 2017
	(unaudited)

Net income	$2,697	$824

Federal, state and franchise taxes	(439)	294
Other income, net	(562)	(301)
Depreciation and amortization	463	601
EBITDA	2,159	1,418

Stock-based compensation	3,712	1,603
Merger and acquisition related costs	176	—
Restructuring related costs	462	—
Litigation related costs	—	75
Software implementation costs	153	—
Severance related costs	67	31
Adjusted EBITDA	$6,729	$3,127

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	439	(294)
Other income, net	562	301
Depreciation and amortization	(463)	(601)
Non-GAAP net income	$7,267	$2,533

Non-GAAP net income per share:
Basic	$0.24	$0.09
Diluted	$0.19	$0.07

Weighted-average shares used to compute non-GAAP net income per share :
Basic	30,551	29,149
Diluted	38,195	35,878

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	April 1, 2017
	(unaudited)
Weighted-average shares used to compute net income per share:
Diluted	38,195	35,878

Net income per share (Diluted):
Net income per share attributable to common stockholders	$0.05	$0.01
Impact on net income per share of Series A related costs	0.03	0.02
Adjusted net income per share	$0.07	$0.02

Stock-based compensation	0.10	0.04
Merger and acquisition related costs	0.00	—
Restructuring related costs	0.01	—
Litigation related costs	—	0.00
Software implementation costs	0.00	—
Severance related costs	0.00	0.00
Non-GAAP net income per share - diluted	$0.19	$0.07

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	March 31, 2018	April 1, 2017
Total members*	28,420	24,030
Total families*	16,195	13,593
Total caregivers*	12,225	10,437

Paying families - US Consumer Business	299	292

	Period Ended
	March 31, 2018	April 1, 2017
Monthly average revenue per paying family
US Consumer Business	$40	$41